EXHIBIT 32.01

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of Amerityre Corporation (the "Company") on Form 10-Q/A for the quarter ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Timothy L. Ryan, Chief Executive and Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley  Act of 2002, that, to the best of my knowledge and belief:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

September 21, 2012

/s/Timothy L. Ryan
Timothy L. Ryan
Chief Executive and Financial Officer
(Principal Executive and Financial Officer)